Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 5 to the Form 10 of Lenco Mobile Inc. of our report dated April 14, 2010 relating to the financial statements for the year ended December 31, 2007 of Capital Supreme Pty. Limited.

/s/Gruber & Company, LLC

Gruber & Company, LLC
Lake Saint Louis, Missouri

April 14, 2010